Exhibit 3.17

CERTIFICATE OF INCORPORATION

OF

VIOC FUNDING, INC.

FIRST: The name of the Corporation is VIOC Funding, Inc.

SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company. The principal place of business of the Corporation is Commerce National Bank Building, 301 East Main Street, Lexington, Kentucky 40507.

THIRD: The purposes for which it is formed are:

To engage in any lawful act or activity for which corporations may be formed under the General Corporation Law of the State of Delaware.

To carry on any lawful business and to do any and everything necessary or convenient for the accomplishment of any of the purposes thereof or the attainment of any one or all of the objects incidental thereto or for the enhancement of the value of the business or properties of the Corporation or which shall at any time appear conducive thereto or expedient; to have all the rights, powers, and privileges now or hereafter conferred by the laws of the State of Delaware upon corporations organized under its General Corporation Law or under any act amendatory thereof, supplemental thereto or substituted therefor.

FOURTH: The total number of shares of stock which the Corporation is authorized to issue Is ONE THOUSAND (1,000) shares of Common Stock, without par value.

FIFTH: The holders of the Common Stock shall have the right, pro rata, according to their total respective holdings of Common Stock and on such terms and conditions as the Board of Directors may determine, to purchase or subscribe for any of the authorized but unissued shares of Common Stock which the Corporation may hereafter issue; provided, however, that any such right to purchase or subscribe for any such shares of Common Stock or any such obligation shall be nontransferable.

SIXTH: The incorporator is Teresa F. Gabbard, whose mailing address is 925 Diedrich Drive, Flatwoods, Kentucky 41139.

SEVENTH: Subject to the limitations imposed by this Article SEVENTH, the business affairs of the Corporation shall be managed by the Board of Directors, and the Directors need not be elected by ballot unless required by the Bylaws of the Corporation.

The following powers shall not be vested in the Directors but shall be reserved in and exercised only by the Shareholders of the Corporation:

A. The power to declare dividends.

B. The power to sell all or substantially all of the assets of the Corporation or to merge, consolidate or to liquidate the Corporation.

C. The power to amend the Bylaws of the Corporation.

D. The power to grant proxies to vote shares of stock owned or held by the Corporation.

To the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the personal liability of a Director to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director shall be eliminated; provided, however, that such personal liability shall not be eliminated hereby (i) for any breach of the Director’s duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit.

In addition to the circumstances in which a Director of the Corporation is not personally liable as set forth in the preceding sentence, a Director shall not be liable to the fullest extent permitted by any applicable law, whenever enacted, or any amendment to the applicable Delaware statutes hereafter enacted that further limits the liability of a Director.

This elimination of such personal liability, and the limitations applicable thereto, are not intended to eliminate or narrow any protection otherwise available to Directors of the Corporation.

EIGHTH: The names of the persons who are to serve as Directors of the Corporation until the first annual meeting of the Shareholders, or until their successors are elected and qualified, and their mailing addresses are as follows:

John D. Barr	3499 Dabney Drive
Lexington, Kentucky 40509

Ben F. Lowe	3499 Dabney Drive
Lexington, Kentucky 40509

Robert M. Harbison	3499 Dabney Drive
Lexington, Kentucky 40509

NINTH: Subject to the restrictions that the number of Directors shall not be less than three (3), or such larger number as from time to time may be required by the laws of the State of Delaware, the number of Directors may be fixed from time to time by the Bylaws of the Corporation.

TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this Certificate of Incorporation, do certify that the facts herein stated are true and, accordingly, have hereto set my hand this 29th day of July A.D., 1988.

/s/ Teresa F. Gabbard
Teresa F. Gabbard
Incorporator

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

VIOC FUNDING, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

VIOC FUNDING, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on November 16, 2005

/s/ Linda L. Foss
Name: Linda L. Foss Title: Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of     VIOC Funding, Inc.                            , a Delaware Corporation, on this     19                            day of March                        , AD.    2009    , do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is         Corporation Truste Center                                .         1209 Orange             Street, in the City of            Wilmington                    , County of         New Castle                     Zip Code     19801            .

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is     THE CORPORATION TRUST COMPANY

                                                                                                                                                                                                                             .

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the     19                day of March                , A.D.,     2009    .

By:	/s/ Tim Light
Authorized Officer
Name:	Tim Light
Print or Type
Title:	Vice President